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EXHIBIT 23b.


JAMES R. LEONE, P.A. (LETTERHEAD)           February 2, 1998

Mobile Area Networks, Inc.
1275 Lake Heathrow Lane, Suite 115
Heathrow, Florida 32746

RE:      Mobile Area Networks, Inc.
         Registration Statement on Form SB-2,  No. 333-18439


Consent To Use of Opinion And To References In Prospectus

         I consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an Exhibit to the Registration Statement, as amended, and with any state or self regulatory agencies for qualification or registration for sale. I also consent to the reference to me under the caption "Legal Matters" in the Prospectus contained in the Registration Statement, as amended.

                                             Very truly yours,

                                             /s/ James R. Leone
                                             -------------------
                                             James R. Leone